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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Intermet Corporation for the registration of 3,450,000 shares of its common stock and to the incorporation by reference and inclusion therein of our reports dated January 30, 1997, with respect to the consolidated financial statements of Intermet Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Intermet Corporation referenced above of our report dated July 12, 1996 with respect to the consolidated financial statements of Sudbury, Inc. and subsidiaries included in Intermet Corporation's Current Report (Form 8-K and related 8-K/A) with respect to an event dated December 20, 1996.

                                          /s/ Ernst & Young LLP

Detroit, Michigan
July 31, 1997